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                                                                    EXHIBIT 23.4


                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated March 13, 1998, with respect to the consolidated financial statements and schedule of USA Networks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, incorporated by reference in the Proxy/Prospectus of Ticketmaster Group, Inc. that is made a part of the Registration Statement on Form S-4 of USA Networks, Inc. for the registration of 20,424,990 shares of its common stock.

                                                 /s/ Ernst & Young LLP

New York, New York
May 15, 1998